SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
             _____________________________________


                            FORM 8-K


                         CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934




                 Date of Report: August 22, 1996


                    PUBLICKER INDUSTRIES INC.
      (Exact name of registrant as specified in its charter)


                           Pennsylvania
                     (State of incorporation)


                    1-3315                       23-0991870
         (Commission file number)           (I.R.S. Employer
Identification No.)



       1445 East Putnam Avenue
    Old Greenwich, Connecticut                      06870
(Address of principal executive offices)                   (Zip code)





                          (203) 637-4500
       (Registrant's telephone number, including area code)

Item 5.  Other Events

         On August 19, 1996, the Registrant issued the press release filed as
         Exhibit 28 hereto.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits
         28.  Press release dated August 19, 1996


                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                       PUBLICKER INDUSTRIES INC.





                                       /s/Antonio L. DeLise

                                       Antonio L. DeLise
                                       Vice President,
                                       Chief Financial Officer
                                       and Secretary



Dated: August 22, 1996
                          EXHIBIT INDEX

Exhibit No.                       Description                 Page No.

 28                   Press Release dated August 19, 1996 . . . . . . . .
 . . . . 3
         From:     PUBLICKER INDUSTRIES INC.
                   1445 East Putnam Avenue
                   Old Greenwich, Connecticut 06870

         Contact:  James J. Weis - 203 637-4500

         Contact:  Howard Rubenstein Associates, Inc.
                   Public Relations - 212 489-6900
                   Peter Rosenthal

                     FOR IMMEDIATE RELEASE

        PUBLICKER INDUSTRIES INC.  ANNOUNCES DEFINITIVE
       AGREEMENT TO SELL MASTERVIEW WINDOW COMPANY, INC.
                 SUBSIDIARY FOR $15.25 MILLION

 OLD GREENWICH, CT, August 19, 1996 -- Publicker Industries Inc. (OTC: PLKR) announced today that it has executed a definitive agreement to sell substantially all the assets of its Masterview Window Company, Inc. ("Masterview") subsidiary to Masterview Acquisition Corp. ("MAC"), a company formed by BancBoston Ventures Inc., an affiliate of BancBoston Capital Inc., for $15.25 million cash, subject to certain post- closing adjustments which are not expected to be material.

 The assets being sold include accounts receivable, inventories, land, buildings, machinery, equipment and miscellaneous furniture and fixtures. MAC will also assume certain liabilities of Masterview including trade accounts payable, certain accrued liabilities and certain contractual liabilities.

 Masterview, a Phoenix, Arizona based manufacturer of aluminum widows and sliding glass doors, was acquired by Publicker in December 1990 from an affiliate of Hanson PLC. For 1995, Masterview had net sales of approximately $20 million.

 Publicker Industries Inc., headquartered in Old Greenwich, Connecticut, is a diversified group of companies engaged in manufacturing and services. Since 1959, BancBoston Capital, the private equity and mezzanine investment subsidiary of Bank of Boston Corporation, has invested approximately $1.5 billion in over 200 companies around the world.